Exhibit 10.2

RIGHT OF FIRST REFUSAL AND CORPORATE OPPORTUNITIES AGREEMENT

This Right of First Refusal and Corporate Opportunities Agreement (this “Agreement”) dated as of February, 21 2014 (the “Effective Date”) amends and restates in its entirety the Right of First Refusal Agreement dated as of April 7, 2010 (the “Right of First Refusal Agreement”) by and among CAMAC ENERGY INC. (formerly known as PACIFIC ASIA PETROLEUM, INC.), a Delaware corporation (“CEI”), CAMAC ENERGY HOLDINGS LIMITED, a Cayman Islands company (“CEHL”), CAMAC INTERNATIONAL (NIGERIA) LIMITED, a company incorporated in the Federal Republic of Nigeria (“CINL”) and a wholly-owned subsidiary of CEHL, ALLIED ENERGY PLC (formerly, Allied Energy Resources Nigeria Limited), a company incorporated in the Federal Republic of Nigeria and a wholly-owned subsidiary of CEHL (“Allied,” and together with CEHL and CINL, the “Allied Parties”). CEI and the Allied Parties may be referred to herein individually as a “Party” or collectively as the “Parties.”

WITNESSETH:

WHEREAS, pursuant to the Right of First Refusal Agreement, the Allied Parties agreed to grant to CEI a right of first refusal with respect to any and all licenses, leases and other contract rights for the exploration and/or production of oil and/or natural gas, held as of the date of execution of the Right of First Refusal Agreement or thereafter acquired by or arising and inuring to any of the Allied Parties that any of the Allied Parties offered for sale, transfer, license or other disposition, other than such sales that occurred in the ordinary course of business;

WHEREAS, pursuant to a Transfer Agreement dated as of November 19, 2013 by and among the Allied Parties, CEI and CAMAC Petroleum Limited, a company incorporated in the Federal Republic of Nigeria and a wholly owned subsidiary of CEI (the “Transfer Agreement”), the Allied Parties agreed to amend the Right of First Refusal Agreement to grant to CEI the exclusive and first right to pursue any opportunities to acquire oil and gas exploration and production assets in Africa (onshore or offshore) that have become available to the Allied Parties; and

WHEREAS, this Agreement contains the terms, conditions, rights and obligations of the Parties with respect to the right of first refusal and right to pursue the opportunities granted to CEI referred to in the Recital immediately above.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Parties agree as follows:

ARTICLE I.

DEFINITIONS

1.1     The following capitalized terms shall have the following meanings when used herein:

“Affiliate” shall mean any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with another Person. The terms “controls” and “controlled” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through ownership of stock, as a general partner or trustee, by contract, credit arrangement or otherwise.

“Affiliate Restricted Sale” has the meaning set forth in Section 2.5.

“African Oil and Gas Business” shall mean the business of the exploration for and production of oil, gas and hydrocarbon resources in Africa (onshore or offshore), including such business conducted by or through purchase of assets or Persons, through a partnership or joint venture, the entry into participation or farm-in/farm-out agreements, exploration and similar agreements or the execution of a license, production sharing agreement or other agreement with a governmental authority or state-owned oil company.

“Agreement” has the meaning set forth in the introductory paragraph hereof and includes any supplements, amendments and resolutions.

“Allied Parties” has the meaning set forth in the introductory paragraph of this Agreement.

“CEI” has the meaning set forth in the introductory paragraph of this Agreement.

“Effective Date” has the meaning set forth in the introductory paragraph of this Agreement.

“Final PSA” has the meaning set forth in Section 2.2.

“Party” has the meaning set forth in the introductory paragraph of this Agreement.

“Parties” has the meaning set forth in the introductory paragraph of this Agreement.

“Person” shall mean any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government (or agency or political subdivision thereof).

“Prospective Buyer” has the meaning set forth in Section 2.2.

“Purchase Notice” has the meaning set forth in Section 2.2.

“Restricted Opportunity” has the meaning set forth in Section 3.1.

“Restricted Sale” has the meaning set forth in Section 2.1.

“Right of First Refusal” has the meaning set forth in Section 2.1.

“Subject Asset” has the meaning set forth in Section 2.1.

“Transfer Agreement” has the meaning set forth in the Recitals to this Agreement.

1.2     Other Terms. Other terms may be defined elsewhere in the text of this Agreement and shall have the meaning indicated throughout this Agreement. Any capitalized terms not defined in this Agreement shall have the meaning given in the Transfer Agreement.

1.3     Other Definitional Provisions and Interpretation.

(a)      The words “hereof’, “herein”, and “hereunder” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)      The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c)      References to Sections shall, unless indicated otherwise, refer to Sections in this Agreement.

(d)      Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

ARTICLE II.

RIGHT OF FIRST REFUSAL

2.1     Right of First Refusal. Each of the Allied Parties hereby grants to CEI and CEI’s permitted successors and assigns a right of first refusal (the “Right of First Refusal”) with respect to any and all licenses, leases and other contract rights for the exploration and/or production of oil and/or natural gas currently held by or hereafter acquired by or arising and inuring to any of the Allied Parties or any of their Affiliates (each, a “Subject Asset”) that any of the Allied Parties offers for sale, transfer, license or other disposition (including, without limitation, by (i) execution of a partnership agreement or any other joint venture documentation unless the Subject Asset was acquired by the Allied Party for the purpose of transferring it into the partnership or joint venture; or (ii) execution of a production sharing contract, a farm-in or farm-out agreement, an exploration agreement, a participation agreement, or an exchange agreement), other than such sales that occur in the ordinary course of business (a “Restricted Sale”), on the following terms and conditions:

2.2     Purchase Notice. If, at any time during the period beginning on the Effective Date and continuing until seven (7) years and six (6) months from the date thereof, any of the Allied Parties desires to consummate a Restricted Sale, it shall negotiate with the prospective buyer (“Prospective Buyer”) a bona fide definitive purchase and sale agreement or other appropriate agreement for the transfer, license or other disposition (a “Final PSA”) to purchase the Subject Asset, or any part thereof. Within fourteen (14) days after the commencement of such negotiations, the applicable Allied Party shall notify CEI that such negotiations are taking place. Upon negotiating the Final PSA, the applicable Allied Party shall not execute such Final PSA without first extending an offer to purchase such Subject Asset to CEI on substantially the same terms as the Prospective Buyer, by sending to CEI a notice indicating its intention to sell the Subject Asset, which notice shall include an accurate and complete copy of such Final PSA, including the proposed purchase price of the Subject Asset, and the Prospective Buyer’s name and address (the “Purchase Notice”). The applicable Allied Party shall also provide CEI with access to the Subject Asset and any information reasonably requested by CEI regarding the Subject Asset. Within thirty (30) days after its receipt of the Purchase Notice, CEI shall advise the applicable Allied Party in writing as to whether CEI desires to purchase the Subject Asset on the terms set forth in the Final PSA. If CEI elects not to purchase the Subject Asset on the terms set forth in the Final PSA or fails to respond to the Purchase Notice within such thirty (30)-day period, the applicable Allied Party shall be free to proceed to execute such Final PSA with the Prospective Buyer in accordance with Section 2.3. If CEI elects to purchase the Subject Asset on the terms set forth in the Final PSA, CEI shall deliver to the applicable Allied Party a written notice indicating its desire to purchase the Subject Asset, and the applicable Allied Party and CEI shall sign a final purchase and sale agreement reflecting the terms of the Final PSA.

2.3     Sale to Other Parties. If (i) CEI fails to respond to the Purchase Notice within the thirty (30)-day period described in Section 2.2, or (ii) CEI elects not to purchase the Subject Asset on the terms set forth in the Final PSA, the applicable Allied Party shall be free to execute the Final PSA and sell the Subject Asset to the Prospective Buyer pursuant thereto (and not on any other terms); provided that the Subject Asset must be purchased within six (6) months after the date on which the event in clause (i) or (ii) above occurred. For the avoidance of doubt, in the event the material terms of the Restricted Sale are other than the terms of the Final PSA, including, without limitation, any decrease in the price of the Subject Asset, the Restricted Sale may not proceed, and the applicable Allied Party shall notify CEI in writing and the Parties shall proceed in accordance with Section 2.2 and Section 2.3 as if CEI were provided a new Purchase Notice.

2.4     Time Limit for Sale. In the event the Subject Asset is not sold to the Prospective Buyer within six (6) months after the date on which the event in Section 2.3(i) or 2.3(ii) occurred, then any subsequent Restricted Sale with the Prospective Buyer (or any other Person) must once again be submitted to CEI in accordance with the provisions of Section 2.2 and Section 2.3. The Right of First Refusal is a continuing right, and it applies to all sales of Subject Assets.

2.5     Affiliate Purchases or Sales. In the event that any Affiliate of an Allied Party desires to consummate a sale that would otherwise constitute a Restricted Sale (an “Affiliate Restricted Sale”), the Allied Party whose Affiliate is engaging in the Affiliate Restricted Sale shall cause such Affiliate to conduct such Affiliate Restricted Sale in accordance with the provisions of this Agreement. In the event that an Affiliate Restricted Sale is proposed to be made by an Affiliate in which an Allied Party owns less than 100% of the proposing Affiliate, or by an Affiliate in which a wholly owned Affiliate of an Allied Party owns less than 100% of the proposing Affiliate, the applicable Allied Party, or the applicable wholly owned Affiliate, as the case may be, shall use its reasonable best efforts to obtain the consent of the other holders of equity interests in the proposing Affiliate to give CEI a Right of First Refusal over the Affiliate Restricted Sale; provided, however, that no Allied Party and none of its Affiliates shall be required to pay consideration in exchange for any such consent. In the event such consent is not obtained, then the sale shall not be construed as an Affiliate Restricted Sale hereunder.

2.6     Prohibition Under Applicable Law. The parties understand and agree that, notwithstanding any other provision herein, there shall be no Right of First Refusal, and such sale, transfer, license or disposition shall not be a Restricted Sale hereunder to the extent that such sale, transfer, license or disposition to CEI would: (i) result in the breach or violation of the license, lease or contract right being sold, transferred, licensed or otherwise disposed; (ii) be illegal under the law applicable to the transaction; or (iii) be prohibited by any governmental authority having jurisdiction over the transaction.

ARTICLE III.

CORPORATE OPPORTUNITIES

3.1     Corporate Opportunities. During the period beginning on the Effective Date and continuing until seven (7) years and six (6) months from the date thereof, each of the Allied Parties hereby agrees that with respect to any opportunities to acquire interests in any and all licenses, leases and other contract rights for the exploration and/or production of oil and/or natural gas in Africa that may become available to any of the Allied Parties or any of their Affiliates, whether by (i) investing in or acquiring a Person whose business is or includes, directly or indirectly, an African Oil & Gas Business, in whole or in part, (ii) acquiring assets of an African Oil & Gas Business or (iii) undertaking the development of a project that would constitute an African Oil & Gas Business (a “Restricted Opportunity”), the Allied Parties will promptly provide notice thereof to CEI in accordance with Section 3.2 below.

3.2     Notice. If, at any time any of the Allied Parties becomes aware of or proposes to pursue a Restricted Opportunity not otherwise generally a matter of public knowledge, the applicable Allied Party shall notify CEI of the opportunity in writing within fifteen (15) days of learning of such opportunity, or within such shorter reasonable time as may be required by the terms of the Restricted Opportunity. The notification shall contain a summary of the Restricted Opportunity, including at a minimum the name of any potential counterparty; an overview of the investment, business, asset or project; the relevant locations; all deadlines and other relevant timelines; and the estimated consideration or investment. The Allied Parties shall only be required to provide the information listed in the preceding sentence to the extent such information is available to the applicable Allied Party and to the extent such information is not subject to confidentiality obligations entered into by the applicable Allied Party to obtain such information or access to the Restricted Opportunity; provided, however, the applicable Allied Party shall use its reasonable best efforts to obtain such further information as CEI may reasonably request or to obtain sufficient exceptions to any such confidentiality obligations to allow CEI to receive such information. CEI shall notify the informing Allied Party in writing within thirty (30) days after receipt of such notice, or such shorter reasonable time period as may be required by the terms of the Restricted Opportunity, of its intention whether or not to pursue such opportunity. If CEI elects not to pursue such Restricted Opportunity, the Allied Parties shall have the right to pursue such opportunity for their own account, including through a joint venture with one or more third parties. In the event CEI later determines to abandon such Restricted Opportunity, it shall promptly notify Allied, which shall then have the right to pursue such opportunity for its, or its Affiliates’ own account, including through a joint venture with one or more third parties.

3.3     Affiliate Opportunities.

(a)     In the event that a Restricted Opportunity is proposed to be invested in, acquired or undertaken by an Affiliate in which an Allied Party owns less than 100% of the proposing Affiliate, or by an Affiliate in which a wholly owned Affiliate of an Allied Party owns less than 100% of the proposing Affiliate, the applicable Allied Party, or the applicable wholly owned Affiliate, as the case may be, shall use its reasonable best efforts to obtain the consent of the other holders of equity interests in the proposing Affiliate to give CEI the right to pursue such Restricted Opportunity in accordance with this Agreement; provided, however, that no Allied Party and none of its Affiliates shall be required to pay consideration in exchange for any such consent. In the event such consent is not obtained, then the proposed investment, acquisition or undertaking shall not be construed as a Restricted Opportunity hereunder.

(b)     Allied represents and warrants that its 60% interest in Alliance Oil Producing Company Nigeria Limited is the only Affiliate or other entity engaged in African Oil & Gas Business activities in which it holds less than 100% of the equity interests and agrees that from and after the Effective Date, it will not form any Affiliate, joint venture, partnership or other entity for the purpose of investing in, acquiring or undertaking, directly or indirectly, a Restricted Opportunity; provided, however, that Allied shall be permitted to form a joint venture for the purpose of pursuing a Restricted Opportunity that has been rejected by CEI in accordance with Section 3.2 above. Notwithstanding any other provision herein, the opportunity that the Allied Parties and CEI are jointly pursuing in the Republic of Ghana as of the date hereof shall not be construed as a Restricted Opportunity hereunder.

3.4     Prohibition Under Applicable Law. The parties understand and agree that, notwithstanding any other provision herein, an opportunity shall not be a Restricted Opportunity hereunder to the extent CEI’s participation in such opportunity would: (i) result in the breach or violation of the license, lease or contract right being sold, transferred, licensed or otherwise disposed; (ii) be illegal under the law applicable to the transaction; or (iii) be prohibited by any governmental authority having jurisdiction over the transaction.

ARTICLE IV.

MISCELLANEOUS

4.1     Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the addresses set forth on the signature pages hereto (or at such other address for a Party as shall be specified in writing to all other Parties).

4.2     Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by all of the Parties. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

4.3     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

4.4     Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile or other electronic (pdf) execution and delivery of this Agreement is legal, valid and binding for all purposes.

4.5   Entire Agreement; Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the transactions contemplated by this Agreement and (b) is not intended to confer upon any Person other than the Parties any rights or remedies.

4.6      Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Texas regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

4.7      Dispute Resolution.   All disputes among the Parties arising out of or relating to this Agreement will be resolved by mandatory, binding arbitration in accordance with Section 12.9 of the Transfer Agreement.

4.8      Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

4.9        Publicity. The terms of this Agreement shall be considered confidential information of the Parties. Each Party agrees that the specific provisions hereof shall not be revealed or disclosed by it without the prior written consent of all the Parties hereto, except to the extent such disclosure is required by applicable Law.

4.10      Governing Language. This Agreement shall be governed and interpreted in accordance with the English language.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CAMAC ENERGY INC.

By:	/s/ Earl W. McNiel
Earl W. McNiel
Senior Vice President and Chief Financial Officer

Address for Notice
1330 Post Oak Blvd., Suite 2250
Houston, Texas 77056

CAMAC ENERGY HOLDINGS LIMITED

By:	/s/ Kamoru Lawal
Kamoru Lawal
Director

Address for Notice
c/o CAMAC International Corporation
1330 Post Oak Blvd., Suite 2200
Houston, Texas 77056

CAMAC INTERNATIONAL (NIGERIA) LIMITED

By:	/s/ Kamoru Lawal
Kamoru Lawal
Director

Address for Notice
c/o CAMAC International Corporation
1330 Post Oak Blvd., Suite 2200
Houston, Texas 77056

ALLIED ENERGY PLC

By:	/s/ Kamoru Lawal
Kamoru Lawal
Director

Address for Notice
c/o CAMAC International Corporation
1330 Post Oak Blvd., Suite 2200
Houston, Texas 77056

Signature Page to

Right of First Refusal and Corporate Opportunities Agreement